EXHIBIT 10.1

2006 Key Executive
Incentive Compensation Plan

Name:
Title:
Effective Date:	January 1, 2006

Plan Description

Plan Objective:	To provide key executives with incentives and rewards for achieving and exceeding 2006 LTF business goals.

Performance	• Earnings Before Taxes (EBT)
Measure:	• Capital Expenditure (CapEx)

Cash — Annualized
Target Pay: $
Guaranteed Pay: $
Incentive Details
•	Performance is based on LTF 2006 Fiscal Year, 1/1/06 — 12/31/06

•	Monthly payout opportunity

•	Based on Year-To-Date EBT Actual vs. Plan as of Month-End

•	Year end opportunity if CapEx is below budget

2006 Key Executive
Incentive Compensation Plan
Monthly Incentive Formula
(Actual YTD EBT / Plan YTD EBT times YTD Target Pay) minus YTD Guaranteed Pay = Incentive Payout
Year-End Incentive Formula
[(Actual CapEx / Plan CapEx) minus 1] times Annual Target Pay
Examples
Compensation Data
•	Annual Target Pay: $120,000

•	Annual Guaranteed Pay: $100,000

•	Monthly Target Pay: $10,000

•	Monthly Guaranteed Pay: $8,333
Example #1
•	YTD EBT Plan: $1,000,000

•	YTD EBT Actual: $1,100,000

•	Percent of Plan Attained: $1,100,000 / $1,000,000 = 110%

•	Incentive Payout: (110% x $10,000) — $8,333 = $2,667
Example #2
•	YTD EBT Plan: $1,000,000

•	YTD EBT Actual: $900,000

•	Percent of Plan Attained: $900,000 / $1,000,000 = 90%

•	Incentive Payout: (90% x $10,000) — $8,333 = $667
Example #3 (CapEx)
•	Annual Target Pay: $120,000

•	CapEx Plan: $25,000,000

•	CapEx Actual: $24,752,475

•	Percent of Plan Attained: $25,000,000 / $24,752,475 = 1.01 (or 101%)

•	Favorable to Plan: 1.01 — 1.00 = .01 (or 1%)

•	Incentive Payout: 1% x $120,000 = $1,200

Administration
CapEx / EBT Performance
•	If CapEx Actual vs. Plan is unfavorable during the year, the company may withhold payout on the EBT component to offset the future negative variance.
Payout Timing
•	All payouts for the monthly incentive will be made via the payroll run which follows the month-end close (24th of the following month). The incentive amount reflects the previous month’s YTD performance.

•	Any year-end CapEx incentive will be made via the payroll run which follows the December month-end close, typically January 24th of the following year.
Plan Eligibility
•	Eligibility for a payout is cancelled when a plan participant voluntarily or involuntarily terminates employment before the payout date.

•	If the plan participant moves to a new position during the period, which has a different target pay opportunity, any incentive payments will be prorated for time in the respective positions.

•	Newly hired or promoted plan participants are eligible for plan participation beginning with the first day of the month following their hire date.

•	A pro-rated payment of the earned monthly incentive payout will be made if plan participant dies or becomes disabled during the eligibility period.
Approvals
•	All payouts must to be approved by the Performance Pay Committee of Life Time Fitness, Inc.

•	The Performance Pay Committee of Life Time Fitness, Inc. must approve any and all exceptions to this plan in advance of any incentive payout.
IMPORTANT NOTE:
The plan, and any terms contained in the plan does not represent an employment agreement and does not assure or give evidence of continued employment or claim to continued employment of any plan participant for any time or period or position at any specified pay level.
This plan may be amended or terminated at any time by the Performance Pay Committee of Life Time Fitness, Inc. The plan, as described above, supersedes any and all plans, or earlier descriptions of the plan.
With respect to plans for members of the senior management team, all references to the Performance Pay Committee will instead be references to the Compensation Committee of the Board of Directors.